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                                                                 EXHIBIT 10.21.1


                             NOVELLUS SYSTEMS, INC.

                           RESTRICTED STOCK AGREEMENT


        THIS AGREEMENT is entered into as of the 16th day of December, 1999, by and between Novellus Systems, Inc., a California corporation (the "Company") and _____________ ("Recipient").

                              W I T N E S S E T H:

        WHEREAS, the Company regards Recipient as a valuable contributor to the Company and has determined that it would be in the interest of the Company and its shareholders to issue the Stock (as defined below) provided for in this Agreement to Recipient as a reward and incentive for his continued service with the Company;

        WHEREAS, the issuance of the Stock pursuant to this Agreement shall be in accordance with the Company's 1992 Stock Option Plan, as amended (the "Plan") and subject to the terms of the Plan pertaining to stock grants to employees thereunder.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

        1.     Restricted Stock Grant.

               (a)    Stock Grant. On the Effective Date (as defined in
Section 1(c) below), the Company grants and issues to Recipient _____________ shares of Common Stock, no par value, of the Company (the "Stock") as consideration for past services performed by Recipient for the Company. Stock certificates evidencing the Stock will be retained by the Company, accompanied by blank stock powers executed by Recipient (attached as Exhibit A), for the period during which the Stock constitutes Restricted Stock (as defined below) pursuant to the terms of Sections 2 and 3 hereof.

               (b) Rights of Shareholder; Additional Securities. All shares of Stock issued hereunder shall be deemed issued to Recipient as fully paid and nonassessable shares, and Recipient shall have all rights of a shareholder with respect thereto, including the right to vote, receive dividends (including stock dividends), participate in stock splits or other recapitalizations, and exchange such shares in a merger, consolidation or other reorganization. The term "Stock," in addition to the shares purchased pursuant to this Agreement, also refers to all securities received as a result of ownership of the Stock (hereinafter called "Additional Securities"), including, without limitation, warrants, options and securities received as a stock dividend or as a result of any stock split, or as a result of a recapitalization, reorganization, exchange or the like.



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               (c)    Date. The "Effective Date" for purposes of this Agreement
shall be December 16, 1999.

        2. Transfer Restrictions. No Stock issued to the Recipient hereunder shall be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Recipient prior to the date when the Recipient shall become vested in such Stock pursuant to Section 3 below, and such Stock shall constitute "Restricted Stock" until such date. Any attempt to transfer Stock in violation of this Section 2 shall be null and void and shall be disregarded by the Company.

        3.     Forfeiture Condition and Vesting.

               (a) Forfeiture Condition. Except as set forth hereinbelow, in the event that Recipient's Continuous Service terminates for any reason, at a time when the Recipient holds any Restricted Stock, such Restricted Stock shall be forfeited and deemed reconveyed to the Company without payment of any consideration by the Company and without further action by Recipient or the Company. In such event, the Company shall thereafter have all rights and interest in or related to such Restricted Stock and be authorized to take such action as it deems appropriate to retire the Restricted Stock through use of the executed stock power and share certificate held by the Company in the escrow established pursuant to Section 4 below.

               (b)    Vesting of the Stock.

                      (i) "TIME VESTING." The Company and Recipient agree that (A) 50% of the Stock shall be vested and no longer be deemed Restricted Stock as of December 31, 2003 (the "Time Vesting Date") provided that Recipient's Continuous Service has not terminated on or prior to the Time Vesting Date; and (B) irrespective of the Recipient's termination of Continuous Service on or prior to the Time Vesting Date, such 50% of the Stock shall be vested and no longer be deemed Restricted Stock upon the termination of Recipient's Continuous Service as a result of Recipient's death or Permanent Disability, and shall not be forfeited to the Company, notwithstanding the provisions of the Forfeiture Condition set forth in Section 3(a).

                      (ii) "PERFORMANCE VESTING." The Company and Recipient agree that 25% of the Stock shall be vested and no longer be deemed Restricted Stock provided that (A) Recipient's Continuous Service has not terminated on or prior to the Time Vesting Date and (B) the Company shall have achieved a $1.5 billion annual revenue level measured by the total of the publicly reported revenues of the Company for any four consecutive completed fiscal quarters ending on or before the Time Vesting Date. The Company and Recipient further agree that an additional 25% of the Stock shall be vested and no longer be deemed Restricted Stock provided that (C) Recipient's Continuous Service has not terminated on or prior to the Time Vesting Date and (D) the Company shall have achieved a $2 billion annual revenue level measured by the total of the publicly reported revenues of the Company for any four consecutive completed fiscal quarters ending on or before the Time Vesting Date. In the event that as of the Time Vesting Date, the Company has not met either of the revenue levels described in (B) or (D), above, in each such case 25% of the Stock shall be forfeited in accordance with the



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provisions of the Forfeiture Condition set forth in Section 3(a), above, as if the Recipient's Continuous Service had then terminated.

               (c) Definitions. For purposes of this Agreement, the following definitions shall apply:

                      (i) "CONTINUOUS SERVICE" shall mean that the provision of services to the Company or a Related Entity by the Recipient in any capacity of employee, director or consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of employee, director or consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave;

                      (ii) "PERMANENT DISABILITY" shall mean a physical or mental condition that prevents Recipient from performing his duties to the Company for a period of ninety (90) consecutive days or one hundred twenty (120) days during any one hundred eighty (180) day period; and

                      (iii) "RELATED ENTITY" shall mean any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly..

        4. Escrow of Stock. For purposes of facilitating the enforcement of the provisions of Sections 2 and 3, Recipient agrees, immediately upon receipt of the certificate(s) for the Stock, to deliver such certificate(s), together with a stock power (attached as Exhibit A) executed in blank by Recipient and Recipient's spouse (if required for transfer) with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Stock remains Restricted Stock, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. Recipient hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. Recipient agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Any Additional Securities shall be retained by the Company in the same manner and subject to the same conditions as the Restricted Stock with respect to which they were issued. Recipient shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Recipient may not direct the Company to sell any such warrant or option. If Additional



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Securities consist of a convertible security, Recipient may exercise any conversion right, and any securities so acquired shall be deemed Additional Securities. Additional Securities shall be subject to the provisions of this Agreement in the same manner as the Restricted Stock.

        5. Withholding of Taxes. At such time as the Stock becomes vested as provided in Section 3 hereof, Recipient shall immediately pay the Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements. After the possibilities of forfeiture under Section 3 have lapsed and subject to the approval of the Stock Option and Compensation Committee if required by Rule 16b-3 of the Securities and Exchange Commission, Recipient may surrender to the Company any number of shares of Stock necessary to pay all or part of any withholding tax due arising from shares awarded under this Agreement, based on the fair market value of such shares surrendered. The fair market value shall be the closing price of the Company's Common Stock on the NASDAQ National Market System for the last trading day prior to surrender, as reported in The Wall Street Journal.

        6. Legends; Stop Transfer.

               (a) All certificates for shares of the Stock shall bear substantially the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE NAMED SHAREHOLDER. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

               (b) The certificates for shares of the Stock shall also bear any other legends required by applicable state corporate or securities laws.

        7. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

        8. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Stock that has been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Stock shall have been so transferred.

        9. NO EFFECT ON TERMS OF CONTINUOUS SERVICE. THIS AGREEMENT SHALL NOT CONFER UPON RECIPIENT ANY RIGHT WITH RESPECT TO CONTINUATION OF RECIPIENT'S CONTINUOUS SERVICE WITH



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THE COMPANY OR A RELATED ENTITY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE
RIGHT OF RECIPIENT OR THE COMPANY TO TERMINATE RECIPIENT'S CONTINUOUS SERVICE WITH THE COMPANY OR A RELATED ENTITY AT ANY TIME FOR ANY REASON WITH OR WITHOUT CAUSE OR CHANGE THE TERMS OF RECIPIENT'S CONTINUOUS SERVICE.

        10. Section 83(b) Election and Withholding of Taxes. The Recipient shall provide the Company with a copy of any timely election made pursuant to Section 83(b) of the Internal Revenue Code or similar provision of state law (collectively, an "83(b) Election"), a form of which is attached hereto as Exhibit B. If the Recipient makes a timely 83(b) Election, the Recipient shall immediately pay the Company the amount necessary to satisfy any applicable foreign, federal, state, and local income and employment tax withholding obligations. If the Recipient does not make a timely 83(b) Election, the Recipient shall, as Stock shall vest or at the time withholding is otherwise required by any applicable law, pay the Company the amount necessary to satisfy any applicable foreign, federal, state, and local income and employment tax withholding obligations. The Recipient may satisfy his or her withholding obligations by authorizing the Company to transfer to the Company the number of vested shares held in escrow that have an aggregate fair market value equal to the withholding obligations. The Recipient hereby represents that he or she understands (a) the contents and requirements of the 83(b) Election, (b) the application of Section 83(b) to the receipt of the Stock by the Recipient pursuant to this Agreement, (c) the nature of the election to be made by the Recipient under Section 83(b), and (d) the effect and requirements of the 83(b) Election under relevant state and local tax laws. The Recipient further represents that he or she understands that if he or she intends to file an election pursuant to Section 83(b) with the Internal Revenue Service, he or she must do so within thirty (30) days following the Effective Date, and must submit a copy of such election with his or her federal tax return for the calendar year in which the Effective Date falls.

        11. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

        12. Governance of the Agreement. The Stock is being issued to Recipient hereunder pursuant to the terms of the Plan, which shall govern with respect to Recipient in the event of any conflict with the terms of the Plan.

        13. Entire Agreement: Governing Law. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Recipient with respect to the subject matter hereof, and may not be modified adversely to the Recipient's interest except by means of a writing signed by the Company and the Recipient. These agreements are to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of this Agreement be determined by a



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court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

        14. Dispute Resolution The provisions of this Section 14 shall be the exclusive means of resolving disputes arising out of or relating to the Plan and this Agreement. The Company and the Recipient shall attempt in good faith to resolve any disputes arising out of or relating to the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party's position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 14 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

          15. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.




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               IN WITNESS WHEREOF, the parties hereto have duly executed this
Restricted Stock Agreement as of the date first above written.

NOVELLUS SYSTEMS, INC.,                 RECIPIENT:
a California corporation


By: ____________________________        _______________________________

Title: _________________________




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                                    EXHIBIT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


        FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement between the undersigned ("Recipient") and Novellus Systems, Inc. (the "Company") dated December 16, 1999 (the "Agreement"), Recipient hereby sells, assigns and transfers unto Novellus Systems, Inc. ___________ (___) shares of Common Stock of Novellus Systems, Inc. standing in Recipient's name on the books of said corporation represented by Certificate No. _________ herewith and does hereby irrevocably constitute and appoint the Secretary of the Company to transfer said stock on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.

Dated: ______________________


                                        ________________________________________


        The undersigned spouse of _______________________________ joins in this assignment.

Dated: ______________________



                                        ________________________________________

                                            (Spouse of ___________________)


INSTRUCTION:   Please do not fill in any blanks other than the signature line.
               The purpose of this assignment is to enable the Company to effect the forfeiture condition set forth in the Agreement without requiring additional signatures on the part of Recipient.


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                                    EXHIBIT B

                          ELECTION UNDER SECTION 83(b)
                      OF THE INTERNAL REVENUE CODE OF 1986


               The undersigned taxpayer hereby elects, pursuant to the Internal Revenue Code, to include in gross income for 19__ the amount of any compensation taxable in connection with the taxpayer's receipt of the property described below:

               1. The name, address, taxpayer identification number and taxable year of the undersigned are:

        TAXPAYER'S NAME:
        SPOUSE'S NAME:

        TAXPAYER'S SOCIAL SECURITY NO.:
        SPOUSE'S SOCIAL SECURITY NO.:

        TAXABLE YEAR: Calendar Year 19__

        ADDRESS:

               2. The property which is the subject of this election is __________ shares of common stock of Novellus Systems, Inc.

               3. The property was transferred to the undersigned on ____________, 19__.

               4. The property is subject to the following restrictions.

               5. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is: $_____ per share x ______ shares = $_________.

               6. The undersigned paid $______ per share x _________ shares for the property transferred or a total of $__________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The undersigned taxpayer is the person performing the services in connection with the transfer of said property.

               The undersigned will file this election with the Internal Revenue Service office to which he files his annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his income tax return for the taxable year in which the property is transferred. The undersigned understands that this election will also be effective as an election under _____________ law.
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Dated: _________________________        _______________________________________
                                                      Taxpayer


The undersigned spouse of taxpayer joins in this election.


Dated: _________________________        _______________________________________
                                                 Spouse of Taxpayer